                                                                   Exhibit 10.15

                                             * TEXT OMITTED AND FILED SEPARATELY
                                                CONFIDENTIAL TREATMENT REQUESTED
                                           UNDER 17 C.F.R. SECTION 200.80(B)(4),
                                                            200.83 AND 240.24b-2

                        SIXTH AMENDMENT TO CODE SHARE AND
                          REVENUE SHARING AGREEMENT AND
                              SETTLEMENT AGREEMENT

     THIS SIXTH AMENDMENT TO CODE SHARE AND REVENUE SHARING AGREEMENT AND SETTLEMENT AGREEMENT ("Sixth Amendment") is made and entered into as of July 27, 2005 (the "Effective Date"), between AMERICA WEST AIRLINES, INC., a Delaware corporation ("AWA"), MESA AIRLINES, INC., a Nevada corporation ("Mesa"), AIR MIDWEST, INC., a Kansas corporation ("AM"), and FREEDOM AIRLINES, INC., a Nevada corporation ("Freedom"). Mesa, AM and Freedom are referred to collectively as the "Mesa Group").

     RECITALS:

     A. AWA and the Mesa Group are parties to that certain Code Share and Revenue Sharing Agreement, dated to be effective February 1, 2001, as amended by that certain First Amendment to Code Share and Revenue Sharing Agreement, dated to be effective April 27, 2001, that certain Second Amendment to Code Share and Revenue Sharing Agreement, dated to be effective October 24, 2002, that certain Third Amendment to Code Share and Revenue Sharing Agreement, dated to be effective January 29, 2003, that certain Fourth Amendment to Code Share and Revenue Sharing Agreement and Release, dated to be effective September 5, 2003 (the "Fourth Amendment"), and that certain Fifth Amendment to Code Share and Revenue Agreement, dated to be effective January 28, 2005 (collectively, the "Code Share Agreement"). All capitalized terms used herein, but not otherwise defined herein, shall have the meanings given to such terms in the Code Share Agreement.

     B. The Code Share Agreement requires the Mesa Group to provide certain Flight Services and Other Services for AWA, pursuant to the terms and conditions of the Code Share Agreement.

     C. The Mesa Group and AWA desire to amend the Code Share Agreement pursuant to the terms and conditions of this Sixth Amendment.

     D. The Mesa Group and AWA desire to settle certain amounts payable to each other pursuant to the Code Share Agreement.

     NOW, THEREFORE, in consideration of the promises, covenants, representations and warranties hereinafter set forth, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, AWA and the Mesa Group agree as set forth below:

     AMENDMENTS:

     1. The parties agree that Section 2.2.2(f) of the Code Share Agreement is amended in its entirety as follows:

          CRJ 900 Put Option. AWA agrees that Mesa may add to the CRJ Subfleet and place into Flight Services [*] CRJ Model 900s that, pursuant to Exhibit A, were scheduled to be placed into Flight Services in [*] (the "Put CRJ 900s") on [*]. Each Put CRJ 900 shall be marked with AWA's livery and shall be configured with all coach seating in a manner required by AWA, at Mesa's sole cost and expense, upon being placed into Flight Services. Notwithstanding anything contained in
          Section 7.2 to the contrary, AWA shall not be required to pay "Ownership" Guaranteed Non-Maintenance Costs for each of the Put CRJ 900s for a period of 30 days after each Put CRJ 900 commences Flight Services.

     2. The parties agree that Section 2.2.6 of the Code Share Agreement is amended by deleting the parenthetical "(other than overhead)" in the last sentence and replacing it with the following: "(other than Overhead and Crew
RON)".

     3. The parties agree that Section 2.6.3 of the Code Share Agreement is amended in its entirety as follows:

          2.6.3 Location. Mesa shall maintain maintenance bases as follows: (i) one in Grand Junction, Colorado for Dash 8s; (ii) one in Phoenix, Arizona for CRJ Model 200s; (iii) one in Phoenix, Arizona for CRJ Model 900s; and (iv) commencing on or after December 1, 2005, one in a mutually acceptable location on the East Coast for CRJ Model 900s (the "Maintenance Bases"). In addition, Mesa intends to provide CRJ Model 200 and 900 maintenance at certain outstation or Mesa provided maintenance bases (the "Outstation Bases"). Each Schedule prepared by AWA shall provide for not less than 20% of the Dash 8s, 33% of the CRJ Model 200s, and 33% of the CRJ Model 900s to remain overnight at the applicable Maintenance Bases and Outstation Bases each night. AWA and Mesa intend that 20% to 25% of the CRJ will be maintained at the Maintenance Bases and the balance will be maintained at the Outstation Bases in order to reach the 33% overnight threshold. One aircraft shall remain overnight for 10 hours and the remainder for at least 8 hours. Mesa shall not relocate any Maintenance Base without prior written consent of AWA, which consent may be withheld if the new location fails to meet AWA's schedule requirements. Each CRJ Maintenance Base shall be staffed and equipped to maintain a fleet of up to 25 aircraft. Mesa shall add maintenance bases as necessary to provide the Flight Services and Other Services at locations which meet

          AWA's maintenance base requirements and are approved by AWA. AWA, by providing Mesa with at least 180 days' prior written notice, may require Mesa to close any Maintenance Base. Upon Mesa assigning to AWA all of its rights, title and interest in the lease of the Maintenance Base that is closed (together with any required landlord consent), AWA shall reimburse Mesa for all actual out-of-pocket costs and expenses incurred by Mesa in closing such Maintenance Bases.

     4. The parties agree that Section 5 of the Code Share Agreement is amended by adding the following new paragraph 5.7:

          5.7 Performance Penalties Waiver. Mesa and AWA agree that neither Mesa nor AWA shall be required to pay any performance penalties or bonuses, pursuant to Sections 5.1 through 5.4, based on Mesa's provision of Flight Services for the period of [*]. If AWA exercises its right to slot substitutions pursuant to that certain Slot Substitution Agreement, dated July 27, 2005, between AWA and Mesa (the "Substitution Agreement"), then, for the purposes of calculating performance penalties and bonuses for the applicable year, month, Six Month Period or Calendar Quarter, as applicable, pursuant to Sections
          5.1 through 5.4, the Flight Services and AWA flight operations occurring on any date on which AWA exercises its rights under the Substitution Agreement shall not be included. For example only, if AWA exercised its rights under the Substitution Agreement on August 15, 2005, then the Flight Services and AWA flight operations on such day shall not be used in calculating the DOT Complaint Rate and AWA's DOT Complaint Rate for calendar year 2005, the MBR for the month of August, 2005, the OTP Rate Threshold and OTP Rate for the Six Month Period between July 1, 2005 and December 31, 2005, and the FCF Threshold and FCF for the Calendar Quarter commencing July 1, 2005 and expiring on September 30, 2005.

     5. The parties agree that the Code Share Agreement is amended by adding the following as a new Section 7.1.9:

          7.1.9 Actual costs invoiced to and paid by Mesa for the maintenance of CRJs at the Outstation Bases, including depreciation of parts, equipment and tooling and Mesa on-site personnel costs (net of any discounts or promotions and provided a good faith estimate of the general scope and costs for the Outstation Bases was initially pre-approved, in writing, by AWA's scheduling and planning group).

     6. The parties agree that the Code Share Agreement is amended by adding the following as a new last paragraph to Section 7.2:

          Notwithstanding anything above to the contrary, subsequent to December 31, 2004, AWA shall be entitled to a credit equal to the sum of: (i) the greater of $[*] per day that an applicable CRJ is out of Flight Services for the performance of the Reliability Improvement Program ("RIMP") or the actual ownership reimbursement received by Mesa from Bombardier for the applicable CRJ undergoing such RIMP work; plus (ii) an amount equal to a per diem allocation of Crew RON and Engine and APU Depreciation chargeable by Mesa as Guaranteed Maintenance Costs for the CRJ undergoing such RIMP work, based on the number of days the CRJ is out of service for RIMP work.

     7. The parties agree that Exhibit C of the Code Share Agreement is amended by: (i) deleting the reference to $[*] in the "Ownership" line under the CRJ 200 column and replacing such number with a reference to Note 5; (ii) replacing the CRJ 200 A/C Ownership Schedule attached as page 2 to Exhibits C and D with page 2, attached hereto; and (iii) adding the following Note 5:

          [*]

     AGREEMENTS:

     8. Settlement Amounts. AWA and Mesa agree to the following settlement of certain outstanding liabilities, duties and obligations contained in the Code Share Agreement and disputes between Mesa and AWA:

          8.1 AWA and Mesa agree that, pursuant to Section 19 of the Fourth Amendment, the Reimbursement Payment is $[*];

          8.2 AWA and Mesa agree that Mesa shall reimburse AWA for Mesa's overcharge of "overhead costs" for spare aircraft, pursuant to Section 2.2.6, in an amount equal to $[*];

          8.3 AWA and Mesa agree that AWA shall pay to Mesa the sum of $[*] in settlement of outstanding CRJ Model 200 Ownership costs payable through [*], pursuant to Section 7.2(a);

          8.4 AWA and Mesa agree that AWA shall pay to Mesa the sum of $[*] for actual outstation maintenance costs incurred by Mesa for the periods of [*] through [*] (the "Outstation Costs");

          8.5 AWA and Mesa agree that Mesa shall pay to AWA the sum of $[*] in settlement of all performance penalties incurred by Mesa, pursuant to Sections
5.1 through 5.4, through [*];

          8.6 AWA and Mesa agree that AWA shall pay to Mesa the sum of $[*] in settlement of all transition costs incurred by Mesa in connection with the elimination of CRJ Model 700s, pursuant to Section 2.3.3;

          8.7 AWA and Mesa agree that AWA shall pay to Mesa the sum of $[*] in settlement of all turn costs payable by AWA for CRJ Model 900s at the Phoenix Hub, pursuant to Exhibit B, for the period of [*];

          8.8 AWA and Mesa agree that AWA shall pay to Mesa the sum of $[*] in settlement of disputed sums due for the provision of Flight Services to Guadalajara, Mexico (the "GDC Services"); and

          8.9 AWA and Mesa agree that AWA shall pay to Mesa the sum of $[*] for RIMP work performed by Mesa between March 1, 2004 and December 31, 2004 (the "RIMP Work").

          The net amount due pursuant to Sections 7.1 through 7.9, above, from AWA to Mesa is $[*], which sum shall be paid by AWA to Mesa within three (3) business days after the Effective Date.

     9. Releases.

          9.1 The Mesa Group fully and finally release, acquit and forever discharge AWA and its parent companies and subsidiaries from any and all claims or demands for: (i) the Reimbursement Payment; (ii) CRJ Model 200 Ownership costs through and including June 30, 2005; (iii) Outstation Costs through December 31, 2004; (iv) costs and expenses incurred in connection with the RIMP Work; (v) reimbursement of actual out-of-pocket costs and expenses incurred in connection with the elimination of CRJ Model 700s from the Fleet; (vi) turn costs for CRJ Model 900s pursuant to Exhibit B for the periods of October 1, 2004 through June 30, 2005; and (vii) payment for the GDC Services.

          9.2 AWA fully and finally releases, acquits and forever discharges Mesa and its parent company and subsidiaries from any and all claims and demands for: (i) reimbursement of improperly charged overhead costs prior to the Effective Date pursuant to Section 2.2.6; (ii) performance penalties pursuant to Sections 5.1 through 5.4 for all periods prior to December 31, 2004; and (iii) Crew RON costs charged for spare aircraft prior to July 1, 2005.

     10. Tail N937/TSA Expenses. AWA and Mesa agree that: (i) no amount is payable by AWA to Mesa for CRJ Model 900 tail number N937 for the month of June, 2005; and (ii) no payment is due to AWA for the double billed TSA expenses.

     11. Effect. Except as set forth in this Sixth Amendment, all of the terms and conditions of the Code Share Agreement shall remain in full force and effect and be applicable to this Sixth Amendment.

     12. Counterparts. This Sixth Amendment may be executed in counterparts, all of which when taken together shall be one and the same document.

     13. Entire Agreement. This Sixth Amendment constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior understandings with respect thereto.

                        [SIGNATURES APPEAR ON NEXT PAGE]

                                        AMERICA WEST AIRLINES, INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                              ----------------------------------


                                        MESA AIRLINES, INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        FREEDOM AIRLINES, INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        AIR MIDWEST, INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                              ----------------------------------

                               Exhibit C - Page 2


CRJ-200 A/C Ownership Schedule

                 Monthly
    Tail #        Amount
--------------   -------
    1   7178       $[*]
    2   7218       $[*]
    3   7228       $[*]
    4   7231       $[*]
    5   7260       $[*]
    6   7264       $[*]
    7   7275       $[*]
    8   7278       $[*]
    9   7286       $[*]
   10   7291       $[*]
   11   7302       $[*]
   12   7305       $[*]
   13   7314       $[*]
   14   7318       $[*]
   15   7325       $[*]
   16   7337       $[*]
   17   7353       $[*]
   18   7358       $[*]

Agreed Rate(1)     $[*]

(1)  [*]